UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2021

GENPACT LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street

Hamilton HM 12, Bermuda

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (441) 298-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, par value $0.01 per share	G	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2021, Genpact Limited (the “Company”) entered into employment agreements (the “Employment Agreements”) with each of Balkrishan Kalra (Senior Vice President, Banking, Capital Markets, Consumer Goods, Retail, Life Sciences and Healthcare) and Kathryn Stein (Senior Vice President, Chief Strategy Officer and Business Leader, Enterprise Services), as more fully described below. Each Employment Agreement is effective as of November 30, 2021 and supersedes in its entirety any prior employment agreement with the Company.

Additionally, on November 30, 2021, the Company’s subsidiary Headstrong Canada Company (f/k/a Headstrong Canada Limited) and Darren Saumur (Senior Vice President, Global Operating Officer) entered into an amendment (the “Amendment Agreement”) of the employment agreement between the parties dated February 26, 2018 (the “Saumur Employment Agreement”), as more fully described below.  The Amendment Agreement is effective as of November 30, 2021.

Employment Agreements

Each Employment Agreement is for an unspecified term and provides for an annual base salary, an annual performance bonus with a target level determined by the Company’s Board of Directors (the “Board”), eligibility to participate in all employee benefit plans maintained by the Company for the benefit of its executives generally and severance benefits upon certain qualifying terminations of employment, as described in more detail below.  Each Employment Agreement provides that the executive’s employment with the Company may be terminated at any time with or without cause.

The base salary under the Employment Agreements for each of Mr. Kalra and Ms. Stein is $680,000 and $550,000, respectively, with a target bonus of 100% of annual base salary.  Each executive’s base salary and target bonus are subject to review annually by the Board and may be adjusted from time to time as the Board determines appropriate.

 In the event the executive’s employment is terminated by the Company without “cause” or the executive resigns for “good reason” (each as defined in the Employment Agreements), the executive will be eligible to receive severance payments that consist of (a) an amount equal to the sum of (i) 6 months of the executive’s base salary and (ii) one week of the executive’s base salary for each year of service with the Company up to a maximum of 12 weeks, payable in installments over the 12-month period following termination; (b) a lump-sum payment in an amount equal to the executive’s pro-rated target bonus for the year of termination based on the period of employment in the year of termination; and (c) a lump-sum payment equal to the cost that would be payable by the Company, measured as of the executive’s termination date, of acquiring health benefits for the executive and the executive’s spouse and eligible dependents, as applicable, under the Company’s group health plan for 18 months following termination.

In addition, in the event such termination occurs prior to or more than 24 months following a change of control of the Company (as defined in the Company’s 2017 Omnibus Incentive Compensation Plan), each of the executive’s then outstanding time-based options, time-based restricted share unit awards and performance share awards with respect to which the performance period has been completed prior to termination such that the award remains subject only to time-based vesting will vest on the termination date with respect to the number of shares that would have vested had the executive continued in service for a period of 12 months following the termination date (the “Additional Shares”).  All time-based options may be exercised for any Additional Shares vesting under the time-based option and any previously-vested shares for six months following the termination date (or if earlier, upon the expiration of the term of the time-based option).

In the event such termination occurs within 24 months following a change of control, each of the executive’s outstanding time-based options, time-based restricted share unit awards and performance share awards will vest in full on the change of control (with respect to the number of shares then subject to the awards).  All time-based options (including with respect to any previously-vested shares) will remain exercisable for a period of 6 months following the termination date (or if earlier, upon the expiration of the term of the time-based option).

Payment of severance benefits pursuant to the Employment Agreements is conditioned on the executive executing a general release of all claims against the Company and its affiliates and continued compliance with various covenants in the Employment Agreements prohibiting the executive’s engagement in competitive activities, solicitation of clients and employees, disclosure of confidential information and disparagement of the Company, subject to applicable law.

In addition, the Employment Agreements include an Internal Revenue Code (“Code”) Section 280G “best pay” provision pursuant to which in the event any payments or benefits received by the executive would be subject to an excise tax under Code Section 4999, the executive will receive either the full amount of such payments or a reduced amount such that no portion of the payments is subject to the excise tax, whichever results in the greater after-tax benefit to the executive.

Amendment Agreement

The Amendment Agreement provides that Mr. Saumur is entitled to the same severance benefits as described above with respect to the Employment Agreements if Mr. Saumur is terminated by the Company without “cause” or he resigns for “good reason” (as defined in the Amendment Agreement). The remaining terms of Mr. Saumur’s compensation continue to be governed by the terms and conditions of the Saumur Employment Agreement, which was previously filed with the Securities and Exchange Commission on March 1, 2021.

The foregoing summary is qualified in its entirety by the full texts of the Employment Agreements filed herewith as Exhibit 10.1 and 10.2, and the Amendment Agreement filed herewith as Exhibit 10.3, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1	Employment Agreement between the Company and Balkrishan Kalra, dated November 30, 2021
Exhibit 10.2	Employment Agreement between the Company and Kathryn Stein, dated November 30, 2021
Exhibit 10.3	Amendment Agreement between Headstrong Canada Company and Darren Saumur, dated November 30, 2021
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: December 3, 2021	By:	/s/ Heather D. White
	Name:	Heather D. White
	Title:	Senior Vice President, Chief Legal Officer and Secretary